Exhibit 10.5

EXECUTION VERSION

SPONSOR SHARE SURRENDER AND SHARE RESTRICTION AGREEMENT

This Sponsor Share Surrender and Share Restriction Agreement (the “Agreement”) is made as of March 16, 2021, by and among eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), FinTech Acquisition Corp. V, a Delaware corporation (“SPAC”), FinTech Investor Holdings V, LLC, a Delaware limited liability company (“FinTech Investor”), FinTech Masala Advisors V, LLC, a Delaware limited liability company (together with FinTech Investor, each, a “Sponsor” and collectively, the “Sponsors”), and the other parties to the Insider Agreement (as defined below) set forth on the signature pages hereto. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 8,546,667 shares of SPAC Class B Stock (the “Sponsor Class B Shares”) and (ii) 640,000 SPAC Private Units purchased in a private placement concurrently with SPAC’s initial public offering, consisting of 640,000 shares of SPAC Class A Stock (the “Sponsor Class A Shares” and together with the Sponsor Class B Shares, the “Sponsor Shares”) and Private Placement Warrants to purchase 213,333 shares of SPAC Class A Stock Shares in the aggregate (the “Sponsor Warrants”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, SPAC and Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other things, at the Effective Time, Merger Sub will merge with and into SPAC, with SPAC surviving as a direct, wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, each share of SPAC Class A Stock and share of SPAC Class B Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the SPAC Stockholder Redemption and excluding the Excluded Shares and all Sponsor Shares being forfeited and surrendered pursuant to this Agreement) shall be converted into the right to receive one (1) Company Common Share, on the terms and conditions set forth therein (such Company Common Shares issuable to the Sponsors as Merger Consideration at the Effective Time, collectively, the “Sponsor Company Common Shares”); and

WHEREAS, as an inducement to the Company and SPAC to enter into the Merger Agreement and to consummate the Merger, the Sponsors are entering into this Agreement to provide for (i) the surrender at the Effective Time of certain of the Sponsor Class B Shares and all of the Sponsor Warrants and (ii) the imposition at the Effective Time of certain transfer restrictions with respect to the Restricted Shares (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SECURITY SURRENDER; TRANSFER RESTRICTION; WAIVER OF ANTI-DILUTION PROTECTION

Section 1.1  Security Surrender.

(a)  As of immediately prior to the Effective Time, but conditioned upon the Closing, the Sponsors hereby, without any further action by any Sponsor or any other Person, irrevocably forfeit and surrender to SPAC, for no consideration, a number of Sponsor Class B Shares representing fifteen percent (15%) of the Sponsor Class B Shares then held by the Sponsors, with the result of such calculation, per Sponsor, being rounded down to the nearest whole share (the “Surrendered Class B Shares”), which Surrendered Class B Shares shall thereupon be cancelled by SPAC and no longer outstanding.

(b)  As of immediately prior to the Effective Time, but conditioned upon the Closing, the Sponsors hereby, without any further action by any Sponsor or any other Person, irrevocably forfeit and surrender to SPAC, for no consideration, all of the Sponsor Warrants then held by the Sponsors (the “Surrendered Warrants”), which Surrendered Warrants shall thereupon be cancelled by SPAC and no longer outstanding.

(c)  In the event that the number of shares of SPAC Class A Stock being redeemed prior to the Closing in connection with the SPAC Stockholder Redemption exceeds the amount that is equal to twenty percent (20%) of the issued and outstanding shares of SPAC Class A Stock (the “Redemption Floor”) immediately prior to the Effective Time, the Sponsors hereby, in addition to the application of Section 1.1(a) and without any further action by any Sponsor or any other Person, irrevocably forfeit and surrender to SPAC, for no consideration, a number of Sponsor Class B Shares equal to one percent (1%) of the Sponsor Class B Shares outstanding as of the date hereof for every additional one percent (1%) of the SPAC Class A Stock being redeemed in excess of the Redemption Floor, in each case without any rounding or forfeiture with respect to any portion of a percent (collectively, the “Contingent Surrendered Class B Shares”). By way of illustration, if the percentage of SPAC Class A Stock being redeemed in excess of the Redemption Floor is 0.83%, then the number of Contingent Surrendered Class B Shares would be 0% of the Sponsor Class B Shares outstanding as of the date hereof, and, if the percentage of SPAC Class A Stock being redeemed in excess of the Redemption Floor is 1.83%, then the number of Contingent Surrendered Class B Shares would be 1.00% of the Sponsor Class B Shares outstanding as of the date hereof. The result of the calculation of Contingent Surrendered Class B Shares, per Sponsor, shall be rounded down to the nearest whole share. The number of Contingent Surrendered Class B Shares shall be allocated among Sponsors as determined by Sponsors at least one Business Day prior to the Closing Date; provided, that to the extent that no such determination is timely made, such allocation shall be pro rata based on the number of shares of SPAC Class B Stock held by each as of the date of this Agreement. Following the forfeiture and surrender contemplated by this Section 1.1(c), the Contingent Surrendered Class B Shares shall be cancelled by SPAC and no longer outstanding.

Section 1.2  Transfer Restriction.

(a)  Transfer Restrictions of the Restricted Shares. That certain letter agreement, dated as of December 3, 2020 (the “Insider Agreement”), among SPAC, the Sponsors and the Insiders (as such term is defined therein), provides, among other things, that certain of the Sponsor Class B Shares shall only be transferable upon the happening of certain events. Effective as of the Effective Time and conditioned upon the Closing, the Insider Agreement shall be terminated and be of no further force and effect. In addition to certain transfer restrictions on the Restricted Shares as contemplated by that certain Lock-Up Agreement, dated as of the date hereof, by and among the Company, the Sponsors and each of the parties listed on Schedule I thereto (the “Lock-Up Agreement”), each Holder (as defined below) shall not Transfer any Restricted Shares unless the restrictions on Transfer set forth in this Section 1.2(a) have, in accordance with Section 1.2(b), lapsed with respect to any Restricted Shares to be Transferred. As used herein, “Restricted Shares” means the number of Sponsor Company Common Shares representing seventy-five percent (75%) of the total number of Sponsor Company Common Shares held by each Sponsor immediately following the Effective Time that were issued to such Sponsor as Merger Consideration in respect of such Sponsor’s Sponsor Class B Shares (with the result of such calculation, per Sponsor, being rounded down to the nearest whole share). This Section 1.2 shall continue to apply to Restricted Shares following their transfer to a Permitted Transferee (as defined in Section 1.2(c) below). For the avoidance of doubt, the Surrendered Class B Shares and Surrendered Warrants, and any Sponsor Company Common Shares that are not Restricted Shares (including, without limitation, Sponsor Company Common Shares acquired in the open market, issued to a Sponsor as Merger Consideration in respect of SPAC Class A Stock, or issued to a Sponsor in the PIPE Investment), shall not be subject to the provisions of this Section 1.2.

(b)  Timing and Lapse of Transfer Restrictions. As used herein, (1) “Holders” means, collectively, the Sponsors and their Permitted Transferees that hold the Restricted Shares pursuant to the terms of this Agreement and the Merger Agreement, (2) “Stock Price” means, on any Trading Day after the Closing, the closing sale price per Company Common Share reported as of 4:00 p.m., New York, New York time on such Trading Day, as reported by Bloomberg L.P. (or, if not reported therein, in another authoritative source mutually selected by the Holder and the Company), (3) “Trading Day” means any day on which Company Common Shares are tradeable on the principal securities exchange or securities market on which Company Common Shares are then traded and (4) “Transfer” shall mean, directly or indirectly, (A) the sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, Restricted Shares, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, Restricted Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) the public announcement of any intention to effect any transaction specified in clause (A) or (B).

(i)  The transfer restrictions on the Restricted Shares set forth in Section 1.2(a) shall lapse, and shall no longer apply, with respect to 33.3% of the Restricted Shares (measured as of the Closing Date, with the result of such calculation being rounded down, with respect to each Holder, to the nearest whole share) (the “12.50 Shares”), on the first date that the Stock Price equals or is greater than $12.50 per share for any 20 Trading Days following the Closing Date within any 30 consecutive Trading Day period (such date, the “First Earnout Date”), and, except as otherwise provided in the Lock-Up Agreement, a Holder may Transfer, or permit the Transfer of, such Holder’s 12.50 Shares on and after the First Earnout Date.

(ii)  The transfer restrictions on the Restricted Shares set forth in Section 1.2(a) shall lapse, and shall no longer apply, with respect to an additional 33.3% of the Restricted Shares (measured as of the Closing Date, with the result of such calculation being rounded down, with respect to each Holder, to the nearest whole share) (the “15.00 Shares”), on the first date that the Stock Price equals or is greater than $15.00 per share for any 20 Trading Days following the Closing Date within any 30 consecutive Trading Day period (such date, the “Second Earnout Date”), and, except as otherwise provided in the Lock-Up Agreement, a Holder may Transfer, or permit the Transfer of, such Holder’s 15.00 Shares on and after the Second Earnout Date.

(iii)  The transfer restrictions on the Restricted Shares set forth in Section 1.2(a) shall lapse, and shall no longer apply, with respect to any then remaining Restricted Shares (after the application of the immediately preceding clauses (i) and (ii)) on the first date that the Stock Price equals or is greater than $17.50 per share for any 20 Trading Days following the Closing Date within any 30 consecutive Trading Day period (such date, the “Third Earnout Date” and together with the First Earnout Date and the Second Earnout Date, the “Earnout Dates”), and, except as otherwise provided in the Lock-Up Agreement, a Holder may Transfer, or permit the Transfer of, any Restricted Shares on and after the Third Earnout Date.

(iv)  The foregoing provisions of clauses (i) through (iii) notwithstanding, if, on the Sponsor Early Release Date (as defined in the Lock-Up Agreement), the Sponsor delivers to the Company the notice referenced in Section 2(g) of the Lock-Up Agreement then, automatically and without any further action by any Person:

(1)  a number of 12.50 Shares equal to the product of (A) the number of Sponsor Early Release Shares (as defined in the Lock-Up Agreement) and (B) a fraction, the numerator of which is the number of 12.50 Shares and the denominator of which is the sum of the number of Sponsor Lock-Up Shares (as defined in the Lock-Up Agreement) and the number of Restricted Shares (for the avoidance of doubt, without duplication between such two categories of shares, it being the intent of the parties to avoid “double-counting”) shall be released from restrictions on Transfer under this Agreement; provided that in no event shall the number of shares released under this clause (1) exceed the number of 12.50 Shares;

(2)  a number of 15.00 Shares equal to the product of (A) the number of Sponsor Early Release Shares and (B) a fraction, the numerator of which is the number of 15.00 Shares and the denominator of which is the sum of the number of Sponsor Lock-Up Shares and the number of Restricted Shares (for the avoidance of doubt, without duplication between such two categories of shares, it being the intent of the parties to avoid “double-counting”) shall be released from restrictions on Transfer under this Agreement; provided that in no event shall the number of shares released under this clause (2) exceed the number of 15.00 Shares; and

(3)  a number of 17.50 Shares equal to the product of (A) the number of Sponsor Early Release Shares and (B) a fraction, the numerator of which is the number of 17.50 Shares and the denominator of which is the sum of the number of Sponsor Lock-Up Shares and the number of Restricted Shares (for the avoidance of doubt, without duplication between such two categories of shares, it being the intent of the parties to avoid “double-counting”) shall be released from restrictions on Transfer under this Agreement; provided that in no event shall the number of shares released under this clause (1) exceed the number of 17.50 Shares.

(v)  Each of the Holders shall be entitled to vote its Restricted Shares and receive dividends and other distributions with respect to such Restricted Shares during any period of time that such shares are subject to restrictions on Transfer hereunder.

(c)  Permitted Transfers.

(i)  As used herein, a “Permitted Transferee” shall mean (subject to compliance with Section 1.2(c)(ii)): (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (B) any entities controlled by, controlling or under common control with such Holder, (C) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (D) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (E) if Holder is an entity, any direct or indirect partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates (for the avoidance of doubt, a managed account managed by the same investment manager of any member of either Sponsor shall be deemed an affiliate of such member), or (F), to the extent not already permitted pursuant to the preceding clauses (A) through (E), to any Person described in clauses 2(a) through 2(f), 2(h) or 2(k) of Section 3(d) of the Insider Agreement.

(ii)  Notwithstanding anything to the contrary set forth in this Agreement, the transfer restrictions set forth in Sections 1.2(a) and 1.2(b) shall not apply to a Transfer of any or all of the Restricted Shares that are held by a Holder (A) to any Permitted Transferee of such Holder, (B) by will or intestate succession upon the death of such Holder, (C) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement or (D) in connection with a Liquidation Event (as defined below); provided, that in the case of clauses (A), (B), or (C), it shall be a condition to such Transfer that the transferee executes and delivers to the Company a joinder agreement, duly executed by such transferee and substantially in the form attached hereto as Exhibit A, stating, among other things, that such transferee shall receive and hold the Restricted Shares subject to the provisions of this Agreement applicable to the transferring Holder, and there shall be no further Transfer of such Restricted Shares except in accordance with the terms of this Agreement. As used herein, “Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of substantially all assets or other similar transaction involving the Company upon the consummation of which holders of Company Common Shares would be entitled to exchange their shares of Company Common Shares for cash, securities or other property.

(d)  Prohibited Transfer. If any Transfer is made or attempted in violation of or contrary to the terms of this Agreement (a “Prohibited Transfer”), such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Shares as one of the Company’s equity holders for any purpose. In order to enforce this Section 1.2(d), the Company may impose stop-transfer instructions with respect to the Restricted Shares of a transferring Holder until the applicable Earnout Date, except in compliance with the restrictions set forth in this Agreement.

(e)  Equitable Adjustment. If, between the Closing and a Liquidation Event, the outstanding Company Common Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction affecting the outstanding Company Common Shares, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Shares will be equitably adjusted for such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction. Any adjustment under this Section 1.2(e) shall become effective at the date and time that such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar transaction became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Merger Agreement (including the issuance of the Price Adjustment Rights) shall constitute a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar transaction requiring an equitable adjustment.

(f)  Legend. Each certificate evidencing any Restricted Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SPONSOR SHARE SURRENDER AND SHARE RESTRICTION AGREEMENT, DATED AS OF MARCH 16, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH SPONSOR SHARE SURRENDER AND SHARE RESTRICTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Period, the Company will cause such legend to be removed from the certificates evidencing the Lock-Up Shares.

Section 1.3  Waiver of Anti-Dilution Protection. The Sponsors, who are the holders of all of the outstanding shares of SPAC Class B Stock as of the date hereof, hereby waive any rights to anti-dilution protections with respect to the SPAC Class B Stock that may result from the PIPE Investment, including as provided in Section 4.03 of SPAC’s Amended and Restated Certificate of Incorporation, dated as of December 3, 2020 (the “SPAC Charter”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1  Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to the Company and SPAC (solely with respect to itself and not with respect to any other Sponsor) as follows:

(a)  Organization; Due Authorization. Such Sponsor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. This Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)  Ownership. The Sponsors are the record and beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of, and have good title to, all of the Sponsor Shares and Sponsor Warrants set forth on Schedule I hereto and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Sponsor Shares and Warrants (other than transfer restrictions under the Securities Act or other applicable securities laws)) affecting any such Sponsor Shares and Warrants, other than any Permitted Liens or pursuant to (i) this Agreement, (ii) the SPAC Charter, (iii) the Merger Agreement, (iv) the Insider Agreement, (v) the SPAC Voting Agreement, (vi) the Lock-Up Agreement or (vii) the Registration Rights Agreement. Other than the Sponsor Warrants and pursuant to the SPAC Charter, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units or commitments for shares of the Company. The shares of SPAC Class B Stock set forth on Schedule I hereto constitute all of the outstanding shares of Class B common stock of SPAC and the Sponsor Warrants set forth on Schedule I hereto constitute all of the private placement warrants of SPAC.

(c)  No Conflicts. The execution and delivery of this Agreement by such Sponsor does not, and the performance by such Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor or such Sponsor’s Sponsor Shares or Warrants), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Agreement. Each Sponsor has full right and power to enter into this Agreement.

(d)  Litigation. There are no Legal Proceedings pending against such Sponsor, or to the knowledge of such Sponsor, threatened against such Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its obligations under this Agreement. Such Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Such Sponsor (i) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction, (ii) has never been convicted of, or pleaded guilty to, any crime involving fraud, relating to any financial transaction or handling of funds of another person, or pertaining to any dealings in any securities and (iii) is not currently a defendant in any such criminal proceeding.

(e)  Acknowledgment. Such Sponsor understands and acknowledges that each of the Company and SPAC is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Agreement. Such Sponsor has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors.

ARTICLE III

MISCELLANEOUS

Section 3.1  Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect upon the termination of the Merger Agreement in accordance with its terms. If the Closing takes place, the provisions of this Agreement, other than this Article III, shall terminate and be of no further force or effect upon the first to occur of (i) the date of a Liquidation Event or (ii) the date that all of the Restricted Shares are no longer subject to the transfer restrictions set forth in Section 1.2.

Section 3.2  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. Section 11.7 and Section 11.8 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

Section 3.3  Assignment. No party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

Section 3.4  Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each party hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, the first party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

Section 3.5  Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties. No modification, termination, rescission, discharge, or cancellation of this Agreement shall be effective unless in writing signed by the party against whom it is sought to be enforced, or shall affect the right of any party to enforce any claim or right hereunder, whether or not liquidated, where circumstances giving rise to such claim or right occurred prior to the date of such modification, termination, rescission, discharge, or cancellation.

Section 3.6  Waiver. Except as otherwise expressly provided herein, no delay, failure or waiver by any party to exercise any right or remedy under this Agreement and no partial or single exercise of any such right or remedy, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise of such right or remedy limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy. For purposes of this Agreement, no course of dealing among any or all of the parties shall operate as a waiver of the rights or remedies herein. The rights and remedies herein provided are exclusive, and not cumulative, of any rights or remedies provided by applicable Legal Requirement. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such provision as contemplated herein.

Section 3.7  Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 3.8  Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Sponsors and, prior to the Closing, SPAC:

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870

Attention:	Amanda Abrams
Phone:	+215-701-9555
Email:	aabrams@cohenandcompany.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius, LLP
1701 Market Street, Philadelphia, PA 19103-2921

Attention:	Todd A. Hentges
Timothy Rupp
Jeffrey A. Letalien

Phone:	+1-215-963-5000
Facsimile:	+1-215-963-5001
Email:	todd.hentges@morganlewis.com
timothy.rupp@morganlewis.com
jeffrey.letalien@morganlewis.com

If to the Company or, following the Closing, to SPAC:

eToro Group Ltd.

30 Sheshet Hayamim St., Bnei Brak, Israel 5120261

Attention:	Yoni Assia
Phone:	+972-73-265-6600
Email:	yoni@etoro.com

with a copy to (which shall not constitute notice):

eToro Group Ltd.

30 Sheshet Hayamim St., Bnei Brak, Israel 5120261

Attention:	Debbie Kahal
Phone:	+972-73-265-6600
Email:	legal@etoro.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West

New York, NY 10001

Attention:	David Goldschmidt
Sven Mickisch
Maxim Mayer-Cesiano

Telephone:	+212-735-3574
+212-735-3554
+212-735-2297
Email:	david.goldschmidt@skadden.com
sven.mickisch@skadden.com
maxim.mayercesiano@skadden.com

and

Meitar | Law Offices
16 Abba Hillel Rd.

Ramat Gan, 5250608, Israel

Attention:	Dan Shamgar
Jonathan Irom

Phone:	+972-3-610-3171
+972-3-610-3183

Email:	dshamgar@meitar.com
jonathani@meitar.com

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 3.9  Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when multiple counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

Section 3.10  Entire Agreement. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Insider Agreement, this Agreement shall control with respect to the subject matter hereof. This Agreement, the Merger Agreement and the Lock-Up Agreement together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Sponsor Share Surrender and Share Restriction Agreement to be duly executed as of the date first written above.

FINTECH ACQUISITION CORP. V

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President and Secretary

FINTECH INVESTOR HOLDINGS V, LLC

By: Cohen Sponsor Interests V, LLC, its Manager

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	President

FINTECH MASALA ADVISORS V, LLC

By: Cohen Sponsor Interests V, LLC, its Manager

By: FinTech Masala, LLC, its sole member

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	President

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

/s/ Betsy Z. Cohen
Betsy Z. Cohen, individually

/s/ Daniel G. Cohen
Daniel G. Cohen, individually

/s/ James J. McEntee, III
James J. McEntee, III, individually

/s/ Douglas Listman
Douglas Listman, individually

/s/ Laura S. Kohn
Laura S. Kohn, individually

/s/ Jan Rock Zubrow
Jan Rock Zubrow, individually

/s/ Brittain Ezzes
Brittain Ezzes, individually

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

ETORO GROUP LTD.

By:	/s/ Johnathan Assia
Name:	Johnathan Assia
Title:	Chief Executive Officer

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

By execution and delivery hereof, the undersigned, being the “Representative” under that certain Underwriting Agreement dated December 3, 2020, among FinTech Acquisition Corp. V and the undersigned (the “Underwriting Agreement”), hereby consents, including pursuant to Sections 2.22.1, 3.28 and 7.3.1 of the Underwriting Agreement, to the termination, effective as of the Effective Time, of the “Insider Letter” (as such term is defined in the Underwriting Agreement) effected by this Agreement.

CANTOR FITZGERALD & CO

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:

[Signature Page to Sponsor Share Surrender and Share Restriction Agreement]

Schedule I

Sponsor Shares and Warrants

EXHIBIT A

Form of Joinder to Sponsor Share Surrender and Share Restriction Agreement